Exhibit 10.6

LUXURBAN HOTELS INC.

2125 Biscayne Boulevard
Suite 253
Miami, Florida 33137

November 6, 2023

Greenle Partners LLC Series Alpha P.S.

156 W Saddle River Road

Saddle River, New Jersey 07458

Greenle Partners LLC Series Beta P.S.

156 W Saddle River Road

Saddle River, New Jersey 07458

Gentlemen:

Reference is made to (i) the Securities Purchase Agreement dated as of May 27, 2022 (the “May Agreement”) between LuxUrban Hotels Inc. (formerly known as CorpHousing Group, Inc.), a Delaware corporation (the “Company”), and Greenle Partners LLC Series Alpha P.S., a Delaware limited liability company (“Greenle Alpha”), (ii) the Securities Purchase Agreement dated as of June 30, 2022 and amended by the letter agreement dated July 15, 2022, Addendum to Securities Purchase Agreement dated as of August 15, 2022 and the letter agreement dated September 16, 2022 (as amended, the “June Agreement”) between the Company and Greenle Alpha, (iii) the Securities Purchase Agreement dated as of September 30, 2022 and amended by the letter agreement dated October 20, 2022 (as amended, the “September Agreement” and, together with the May Agreement and the June Agreement, the “Purchase Agreements”) between the Company and Greenle Alpha, (iv) the Loan Agreement dated as of November 23, 2022 (the “Loan Agreement”) among the Company, Greenle Alpha and Greenle Partners LLC Series Beta P.S., a Delaware limited liability company (“Greenle Beta” and, together with Greenle Alpha, “Greenle”), as supplemented or amended by the letter agreement dated February 17, 20231, (v) the letter agreement between Greenle and the Company dated February 13, 2023 pursuant to which, among other matters, certain future Revenue Share payments were converted to the obligation by the Company to issue shares of Common Stock (the “February 2023 Revenue Share Agreement”), (vi) the letter agreement between Greenle and the Company dated April 16, 2023 pursuant to which, among other matters, the Company agreed to register for resale the Common Stock issuable upon the exercise of the Warrants held by Greenle and pursuant to the February 2023 Revenue Share Agreement (the “April 2023 Letter Agreement”), (vii) the Revenue Share Exchange Agreement dated May 21, 2023 between the Company and Greenle pursuant to which, among other matters, Greenle agreed to terminate any and all rights to receive cash revenue share payments under the Purchase Agreements, the Loan Agreement and the February 2023 Revenue Share Agreement, except for the share issuances and cash payments required to be made by the Company to Greenle under Sections (i)(a) and (i)(b) of the February 2023 Revenue Share Agreement and the Company

[1]	NTD: See 8-K filed February 21, 2023 (link).

agreed to issue up to an aggregate of 6,740,000 shares of Common Stock from time to time upon Greenle’s written direction (the “May 2023 Letter Agreement”), (viii) the letter agreement between the Company and Greenle dated June 19, 2023 pursuant to which, among other matters, the parties agreed to restructure the Company’s obligation to issue the remaining shares of Common Stock pursuant to Section (i)(a) of the February 2023 Revenue Share Agreement, such that Greenle would need to provide written direction to the Company to be issued all or a portion of such shares (the “June 2023 Letter Agreement”), (vix) the letter agreement between the Company and Greenle dated June 19, 2023 pursuant to which, among other matters, the Company agreed to register for resale the Common Stock issuable upon the exercise of the Warrants held by Greenle pursuant to the April 2023 Letter Agreement (the “Second June 2023 Letter Agreement”) and (vx) the letter agreement between the Company and Greenle dated August 15, 2023 pursuant to which, among other matters, the Company agreed to issue 300,000 shares of Common Stock in lieu of certain cash payments owed to Greenle under Section (i)(b) of the February 2023 Revenue Share Agreement upon Greenle’s written direction (the “August 2023 Letter Agreement,” and collectively with the Purchase Agreements, Loan Agreement, the February 2023 Revenue Share Agreement, the April 2023 Letter Agreement, the May 2023 Letter Agreement, the June 2023 Letter Agreement and the Second June 2023 Letter Agreement, the “Agreements”). Terms used but not defined herein have the respective meanings set forth in the Purchase Agreements.

The Company and Greenle entered into a letter agreement dated August 31, 2023 pursuant to which, among other matters, the parties agreed to amend the Agreements to extend the Company’s resale registration obligations under the Agreements and the Company agreed to issue Greenle additional warrants, with the effectiveness of such letter agreement subject to the consummation by the Company on or prior to October 15, 2023 of an offering (the “Offering Condition”) of non-convertible debt securities or non-convertible preferred stock for gross proceeds of at least $10 million (the “Registration Rights Amendment and Warrant Letter Agreement”). The Company and Greenle entered into a letter agreement dated October 11, 2023 that extended the deadline of the Offering Condition until November 15, 2023 (the “October 2023 Extension Amendment”).

In consideration of the respective agreements of the Company set forth herein, the sufficiency of which is hereby acknowledged by the parties, the Company, Greenle Alpha and Greenle Beta acknowledge and agree as follows:

(i)	Extension of Securities Act Registration Obligations. The Agreements are hereby amended, effective as of the Closing (as defined below), so that the date by which the Company is obligated to register under an effective registration statement on Form S-3 under the Securities Act the resale from time to time by Greenle Alpha or Greenle Beta of (A) the shares of Common Stock issued or issuable pursuant to the February 2023 Revenue Share Agreement, the May 2023 Letter Agreement and the August 2023 Letter Agreement and (B) the shares of Common Stock underlying all outstanding warrants to purchase shares of Common Stock beneficially owned by Greenle and the warrants to be issued pursuant to paragraph (ii) of this letter agreement, is hereby extended to one year after (x) the date of each respective issuance of Common Stock referred to in (A) of this paragraph (i) and (y) the date of each respective issuance of warrants referred to in (B) of this paragraph (i), as applicable; provided, however, that, whether or not any such shares of Common Stock referred to in (A) of this paragraph (i) have been issued, the Company will use its best efforts to cause all such registration statements to become effective within eighteen months of the date hereof. With respect to the Company’s registration obligations hereunder, Greenle Alpha and Greenle Beta shall have the benefit of all of the covenants and indemnification and contribution obligations of the Company, and the Company shall have the benefit of all of the covenants and indemnification and contribution obligations of Greenle, contained in the Amended and Restated Registration Rights Agreement dated September 30, 2022.

(ii)	Issuance of Warrants. The Company shall issue to Greenle Alpha a warrant in substantially the form and on the terms set forth on the form of warrant filed as Exhibit 4.1 on the Company’s Form 8-K/A filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2023 (an “Additional Warrant”) to purchase 1,610,000 shares of Common Stock at an exercise price of $4.00 per share and shall issue to Greenle Beta an Additional Warrant to purchase 390,000 shares of Common Stock at an exercise price of $4.00 per share. The time at which the Additional Warrants are duly executed and delivered to Greenle Alpha and Greenle Beta is referred to herein as the “Closing”.

(iii)	Mandatory Exercise of Warrants or Conversion of Notes. At any time after the date on which the registration statement filed pursuant to paragraph (i) above covering the resale of the shares of Common Stock issuable upon exercise of the Additional Warrants is declared effective by the Commission, the Company shall have the right to deliver to Greenle Alpha or Greenle Beta a written direction (a “Mandatory Direction”) to exercise outstanding Additional Warrants then held by Greenle Alpha or Greenle Beta, as the case may be, and upon receipt by Greenle Alpha or Greenle Beta, as the case may be, of a Mandatory Direction, such holder of Additional Warrants shall exercise such Additional Warrants, subject to the following terms and conditions:

(a)

The Company may only deliver a Mandatory Direction with respect to an outstanding Additional Warrant if (A) the shares of Common Stock underlying such Additional Warrant are registered for resale by the holder of such Additional Warrant pursuant to an effective registration statement filed by the Company under the Securities Act, (B) the aggregate dollar volume of the Common Stock sold on the Principal Trading Market over the ten (10) consecutive trading days immediately preceding the date on which the Mandatory Direction is delivered by the Company to Greenle Alpha or Greenle Beta, as the case may be, is at least $3,250,000, (C) the VWAP of the Common Stock on each of the three (3) trading days immediately preceding the date on which the Mandatory Direction is delivered by the Company to Greenle Alpha or Greenle Beta, as the case may be, is at least equal to the Trigger Price (as defined below) for the Additional Warrant to which the Mandatory Direction relates, (D) the Company shall not have furnished to Greenle Alpha or Greenle Beta any material non-public information regarding the Company or any of its Subsidiaries that the Company has not subsequently disclosed to the public in a filing with the Commission pursuant to the Exchange Act, (E) trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Greenle, would make it impracticable or inadvisable to purchase Common Stock pursuant to such Mandatory Direction as such time, and (F) the Company is not in possession of any material non-public information (a “Mandatory Direction Blackout”). For purposes of this letter agreement, the term “Trigger Price” shall mean $5.00 (subject to adjustment for stock splits, stock dividends and the like). Solely for purposes of clause (F), a Mandatory Direction Blackout will be in effect during the last two weeks of every fiscal quarter until the Company has filed a periodic report under the Exchange Act with respect to such fiscal quarter. No Mandatory Direction shall be applicable to the extent compliance with such Mandatory Direction would cause Greenle Alpha or Greenle Beta, as the case may be, to beneficially own (as determined in accordance with the Exchange Act) in excess of 9.99% of the outstanding shares of Common Stock.

(b)	Each Mandatory Direction shall (A) set forth the Additional Warrant to which it relates, (B) certify that the shares of Common Stock underlying the Additional Warrant are registered for resale by the recipient of such Mandatory Direction pursuant to an effective registration statement of the Company filed under the Securities Act, (C) certify that the aggregate dollar volume of the Common Stock sold on the Principal Trading Market over the ten (10) consecutive trading days immediately preceding the date on which the Mandatory Direction is delivered by the Company is at least $3,250,000 and set forth the calculation thereof, and (D) certify that the VWAP of the Common Stock on each of the three (3) trading days immediately preceding the date on which the Mandatory Direction is delivered by the Company is at least equal to the Trigger Price for the Additional Warrant to which the Mandatory Direction relates and set forth the calculation thereof.

(c)	Upon receipt from the Company of any Mandatory Direction, each of Greenle Alpha or Greenle Beta, as the case may be, shall, (A) within two (2) trading days of receipt of such Mandatory Direction, notify the Company if its beneficial ownership of all or a portion of the shares of Common Stock underlying the Additional Warrants to be exercised would cause such recipient to beneficially own (as determined in accordance with the Exchange Act) in excess of 9.99% of the outstanding shares of Common Stock, in which case the number of underlying shares of Common Stock that are the subject of such Mandatory Direction shall automatically be reduced to the number of shares that, when added to the number of shares beneficially owned by the recipient, would equal 9.99% of the number of outstanding shares of Common Stock, and (B) within five (5) trading days of receipt of such Mandatory Direction, exercise such Additional Warrant and pay in cash the aggregate exercise price thereof pursuant to the terms of such Additional Warrant.

(iv)	Restriction on Issuance of Additional Common Stock. Prior to the first anniversary of the date of this letter agreement, without the prior written consent of Greenle Alpha, the Company shall not sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), or enter into any agreement to issue or sell, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Trigger Price (any such issuances, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then Trigger Price, such issuance shall be deemed to have occurred for less than the Trigger Price on such date of the Dilutive Issuance). Notwithstanding the foregoing, the restrictions set forth in this paragraph (iv) shall not apply in respect of an Exempt Issuance. For purposes of this letter agreement, the term “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to the Company’s existing stock option and/or restricted stock plans or stock option and/or restricted stock plans which come into effect following the date hereof, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, or pursuant to other agreements of the Company existing prior to the date of this letter agreement, provided that such securities and/or agreements have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued from time to time in connection with services provided to the Company not to exceed 500,000 shares of Common Stock in a one-year period.

(v)	The Company, Greenle Alpha and Greenle Beta acknowledge and agree that the October 2023 Extension Amendment and the Registration Rights Amendment and Warrant Letter Agreement are superseded in their entireties by this letter agreement.

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to us a copy of this letter.

LuxUrban Hotels Inc.

By:	/s/ Brian Ferdinand
	Name:	Brian Ferdinand
	Title:	CEO

Greenle Partners LLC Series Alpha P.S.

By:	/s/ Alan Uryniak
	Name:	Alan Uryniak
	Title:	Manager

Greenle Partners LLC Series Beta P.S.

By:	/s/ Alan Uryniak
	Name:	Alan Uryniak
	Title:	Manager

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